Exhibit 99.1

UNION PACIFIC ANNOUNCES 2-FOR-1 STOCK SPLIT, ADDITIONAL SHARE

REPURCHASE AUTHORIZATION AND SECOND QUARTER DIVIDEND

FOR IMMEDIATE RELEASE

Omaha, Neb., May 1, 2008 – Union Pacific Corporation (NYSE:UNP) announced that its Board of Directors voted today to authorize a two-for-one stock split, distributed as a stock dividend. Shareholders will receive one additional share of Union Pacific common stock for each common share held. The stock dividend will be paid on May 28, 2008, to shareholders of record on May 12, 2008. This action will not change the proportionate interest that a shareholder maintains in the company.

Separately, the Board of Directors also authorized the repurchase of 20 million common shares (40 million shares post-split) by March 31, 2011. This new authorization is in addition to the 20 million share repurchase program initiated in January 2007. Since last January, Union Pacific has repurchased 16 million shares of common stock, returning $1.9 billion to shareholders. Approximately 4 million shares (8 million shares post-split) remain to be repurchased under the prior authorization. When completed, these two repurchase authorizations will have reduced total shares outstanding by roughly 15 percent since the start of the first program. The timing and volume of share repurchases under these authorizations will be at the discretion of management. Any share repurchase under these programs may be made in the open market, or otherwise.

Today, the Board of Directors also declared a quarterly dividend of 44 cents per common share (22 cents per share post-split) for the second quarter of 2008. The dividend is payable on

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July 1, 2008, to shareholders of record May 30, 2008. Union Pacific has paid dividends on its common stock for 109 consecutive years.

“We remain committed to improving returns,” said Jim Young, Chairman and Chief Executive Officer. “Union Pacific is building a strong track record of delivering results for its shareholders. The actions we are taking today reflect our confidence in the bright future of our Company. Our strong financial performance will enable us to continue to invest for safety and growth, maintain a strong balance sheet and enhance shareholder value.”

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Bob Turner at 402-544-5255 or 402-203-0194.

This press release contains statements about the Corporation that are not statements of historical fact, including the following: statements regarding the sufficiency of future earnings to satisfy the Corporations future plans for capital investments, maintaining its balance sheet, and enhancing shareholder value; statements regarding the Corporation’s commitment to enhance shareholder value, and improve financial returns through better service to the Corporation’s customers; dividends payable to the Corporation’s shareholders, which may be subject to future increases or decreases; and the repurchase by the Corporation of shares of its common stock from shareholders, including the duration and number of shares to be repurchased, which may be subject to change in the future. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933

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and the Securities Exchange Act of 1934. Forward-looking statements also include, without limitation, expectations, projections, estimates, and similar statements regarding economic conditions and the Corporation and its operations, financial performance, customer demand, and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2007, which was filed with the SEC on February 28, 2008. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the Web site is not, and should not be deemed to be, incorporated by reference herein.